Exhibit 5.1

                  [Letterhead of Jay J. Miller, Esq.]


                                        February 12, 2002


Board of Directors
Covista Communications, Inc.
150 Clove Road
Little Falls, New Jersey  07424

     Re:  Registration Statement on Form S-8

Gentlemen:

I am issuing this opinion in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") being filed on the date hereof with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act") relating to the registration of 459,000 shares (the "Shares") of the common stock, par value $.05 per share, of Covista Communications, Inc., a New Jersey corporation (the "Company"), which are issuable pursuant to the Capsule Communications, Inc. 2001 Stock Option Plan, the Capsule Communications, Inc. 1999 Stock Option Plan and the Capsule Communications, Inc. 1996 Stock Option Plan, each as assumed by the Company in connection with its acquisition of Capsule Communications, Inc. (each a "Plan" and together the "Plans").

In connection with this opinion, I have examined such documents as I considered relevant, including the Plans; the Company's Certificate of Incorporation, as amended; the Company's By-Laws' minutes of the Company's corporate proceedings; an executed copy of the Registration Statement and all documents incorporated by reference therein and exhibits thereto, in the form filed or to be filed with the SEC; and such matters of law that I have deemed necessary in order to deliver this opinion. In the course of such examination, I have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of the principals, if any, the authenticity of all documents submitted to me as original documents and the conformity to original documents of all documents submitted to me as certified or photostatic copies. As to certain factual matters, I have relied upon information furnished to me by officers of the Company.

Based on the foregoing and solely in reliance thereof, it is my opinion that the Shares have been duly authorized and, when issued and paid for as contemplated by the Plans, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to all references to this opinion included in the Registration Statement. In giving such consent, I do not admit that I am in the category of person those consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

                                        Yours truly,

                                        /s/  Jay J. Miller